Exhibit 99.1

TREBIA ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

[•], 2021 [12] P.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoint(s) [Frank Martire, Jr. and Paul Danola] and each of them independently, with full power of substitution as proxies (collectively, the “Proxies”) to vote the shares that the undersigned is entitled to vote (collectively, the “Shares”) at the extraordinary general meeting (the “Extraordinary General Meeting”) of Trebia Acquisition Corp., a Cayman Islands exempted company (“Trebia”), to be held at [●] at [12:00] p.m. Eastern Time, on [●], 2021 and via live webcast at https://www.cstproxy.com/trebiaacqcorp/2021, or at such other time, on such other date and at such other place to which the Extraordinary General Meeting may be adjourned. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, at the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment thereof.

The undersigned acknowledges(s) receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Shareholders of Trebia to be held on [●].

This notice of the Extraordinary General Meeting and the accompanying Proxy Statement are available at: [•]

TREBIA ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.	Please mark vote as indicated in this example	☒

Shareholder Proposal No. 1 — The Business Combination Proposal — a proposal to approve Trebia’s entry into the Business Combination Agreement, dated as of June 28, 2021 and amended on November 30, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Trebia, S1 Holdco, LLC (“S1 Holdco”), Orchid Merger Sub I, Inc. (“Trebia Merger Sub I”), Orchid Merger Sub II, Inc. (“Trebia Merger Sub II”), System1 SS Protect Holdings, Inc. (“Protected”) and the other parties thereto, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. In addition, the first amendment to the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A-1. Pursuant to the Business Combination Agreement among other things, (i) Trebia will be domesticated as a Delaware corporation and de-register as a Cayman Islands exempted company, and (ii) upon which time, Trebia will enter into a series of business combination transactions (the “Business Combination”) which, following the consummation of the Business Combination, will result in each of (A) System1, LLC, a Delaware limited liability company and the current operating subsidiary of S1 Holdco, and (B) Protected.net Group Limited, a private limited company organized under the laws of the United Kingdom and the current operating subsidiary of Protected, becoming subsidiaries of Trebia.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 2 — The NYSE Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (i) the issuance of common stock of System1 (as defined below) in connection with the consummation of the transactions contemplated by the Business Combination Agreement and the other transaction agreements, (ii) all issuances of shares of common stock of System1 upon the conversion of shares of any other class of System1 common stock or the exchange of any units of S1 Holdco issued in connection with the Business Combination, and (iii) the issuance of restricted stock units of the post-closing company (“RSUs”) to JDI, a Protected equityholder, and Mr. Blend, one of the founders of S1 Holdco.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 3 — The Domestication Proposals — a proposal to approve that Trebia be domesticated as a Delaware corporation in accordance with Section 388 of the DGCL and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Act (As Revised) (the “Domestication”), upon which Trebia will change its name to “System1, Inc.” (“System1”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 4 — The Charter Amendment Proposal — a proposal to approve the amendment and restatement of the amended and restated memorandum and articles of association of Trebia by their deletion and replacement with the proposed certificate of incorporation of System1, (a copy of which is attached to the accompanying proxy statement/prospectus as Annex B (the “System1Charter”)), and the proposed bylaws of System1, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (the “System1 Bylaws” and together with the System1 Charter, the “System1 Organizational Documents”), each to be effective upon the Domestication.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 5 — The Non-Binding Governance Proposals — a proposal to approve on a non-binding advisory basis, certain governance provisions in the System1 Organizational Documents, presented separately in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 6 — The Incentive Plan Proposal — a proposal to approve and adopt the System1 2021 Incentive Award Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the accompanying initial share reserve thereunder. A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 7 — The Director Election Proposal — a proposal to approve the election of nine director nominees as described in the accompanying proxy statement/prospectus. In accordance with the Trebia Organizational Documents, prior to the consummation of Trebia’s initial Business Combination only the holders of Trebia Class B ordinary shares are entitled to vote on the Director Election Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal No. 8 — The Adjournment Proposal — a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Trebia Shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Trebia ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, or (B) in order to solicit additional proxies from Trebia Shareholders in favor of one or more of the proposals at the Extraordinary General Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

Signature
(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized signatory. If a partnership, please sign in partnership name by an authorized signatory.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the Shares represented by this proxy card will be voted “FOR” each of proposals 1 through 8. If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.